UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
November 9, 2007
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania		19102
(Address of principal executive offices)		(Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On November 11, 2007, Sovereign Bancorp, Inc. (“Sovereign”) entered into a new change in control agreement with M. Robert Rose, Executive Vice President and Credit Risk Management Officer of Sovereign and Sovereign Bank. The agreement replaces the previous change in control agreement with Mr. Rose, dated January 1, 2001, which was to expire by its terms on December 31, 2007. Under the new change in control agreement with Mr. Rose, if Sovereign (or a successor) terminates Mr. Rose’s employment without cause, or if Mr. Rose terminates employment for specified events of good reason, within 24 months following a change in control, Mr. Rose will be entitled to certain severance benefits. The severance benefits under Mr. Rose’s new change in control agreement are substantially similar to the benefits which would have been payable to Mr. Rose under the previous change in control agreement, and consist of the following:
•	a lump-sum payment equal to two times the sum of his highest base salary as of the date of termination and the two immediately preceding calendar years, and the greater of his target bonus in the year of termination or the highest bonus for the two immediately preceding calendar years; and

•	continuation, for a period of two years, of all health and medical insurance benefits in effect during the immediately preceding two calendar years, or, to the extent such benefits cannot be provided under a plan because he is no longer an employee, a lump-sum payment equal to the after-tax cost of obtaining such benefits.
     If severance payments and benefits under the agreement, when added to all other payments and benefits in the nature of “parachute payments” under Section 280G of the Internal Revenue Code would cause the excise tax provisions of Section 4999 of the Internal Revenue Code to apply, the amounts and benefits payable to Mr. Rose under the new change in control agreement would be reduced to the extent necessary to avoid the imposition of such excise tax. Mr. Rose’s new change in control agreement adds a provision designed to mitigate the impact of Section 280G by permitting Mr. Rose to enter into a twelve-month non-compete agreement with Sovereign (or a successor) for reasonable consideration.
     On November 9, 2007, Sovereign also entered into an amendment to the existing employment agreement with Mark R. McCollom, Chief Financial Officer of Sovereign and Sovereign Bank. Mr. McCollom’s agreement was revised to comply with the final regulations issued under Section 409A of the Internal Revenue Code. In addition, Mr. McCollom’s agreement was revised to amend the definition of “good reason” applicable following a change in control to permit Mr. McCollom to resign for good reason if his target bonus is reduced for any year following a change in control and to include the target bonus in the severance calculations applicable under the agreement.
     Copies of the change in control agreement, dated November 11, 2007, for Mr. Rose and the amendment to the employment agreement, dated November 9, 2007, for Mr. McCollom are attached as Exhibits 10.1 and 10.4 hereto. The foregoing descriptions are qualified by reference to such agreements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
10.1	Change in Control Agreement, dated November 11, 2007, by and between Sovereign Bancorp, Inc. and M. Robert Rose.

10.2	Employment Agreement, dated May 20, 2005, by and between Sovereign Bancorp, Inc. and Mark R. McCollom (incorporated by reference to Exhibit 10.1 of Sovereign Bancorp’s Current Report on Form 8-K/A, SEC File No. 001-16581, filed on May 20, 2005).

10.3	Agreement to Amend, dated May 30, 2006, by and between Sovereign Bancorp, Inc. and Mark R. McCollom (incorporated by reference to Exhibit 10.17 of Sovereign Bancorp’s Annual Report on Form 10-K, SEC File No. 001-16581, for the fiscal year ended December 31, 2006).

10.4	Amendment #2 to Employment Agreement, dated November 9, 2007, by and between Sovereign Bancorp, Inc. and Mark R. McCollom.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.

Dated: November 14, 2007

	By:	/s/ Stacey V. Weikel

Stacey V. Weikel
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Change in Control Agreement, dated November 11, 2007, by and between Sovereign Bancorp, Inc. and M. Robert Rose.

10.2
Employment Agreement, dated May 20, 2005, by and between Sovereign Bancorp, Inc. and Mark R. McCollom (incorporated by reference to Exhibit 10.1 of Sovereign Bancorp’s Current Report on Form 8-K/A, SEC File No. 001-16581, filed on May 20, 2005).

10.3
Agreement to Amend, dated May 30, 2006, by and between Sovereign Bancorp, Inc. and Mark R. McCollom (incorporated by reference to Exhibit 10.17 of Sovereign Bancorp’s Annual Report on Form 10-K, SEC File No. 001-16581, for the fiscal year ended December 31, 2006).

10.4	Amendment #2 to Employment Agreement, dated November 9, 2007, by and between Sovereign Bancorp, Inc. and Mark R. McCollom.